                                              EXHIBIT 23(c), Page 1 of 1


                  CONSENT OF PRICEWATERHOUSECOOPERS LLP
                         INDEPENDENT ACCOUNTANTS




We hereby consent to the incorporation by reference in the Registration Statement on Form S-3 (No. 333-67937), and in the Registration Statements on Form S-8 (Nos. 33-52031, 33-61317, 333-40993, 333-71321
and 333-78939) of Norfolk Southern Corporation of our report dated January 19, 1999, on the consolidated financial statements of Conrail Inc. and subsidiaries for the year ended December 31, 1998, which appears in the Annual Report on Form 10-K of Norfolk Southern Corporation for the year ended December 31, 1999.







/s/ PricewaterhouseCoopers LLP
PRICEWATERHOUSECOOPERS LLP
Philadelphia, Pennsylvania

March 1, 2000